EXHIBIT 23.2

[LETTERHEAD OF DELOITTE & TOUCHE]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of O2Micro International Limited and the effectiveness of O2Micro International Limited’s internal control over financial reporting dated April 14, 2008, appearing in the Annual Report on Form 20-F of O2Micro International Limited for the year ended December 31, 2007.

/s/ Deloitte & Touche

September 5, 2008